UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2008

Commission File No. 333-132127

PRO TRAVEL NETWORK, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	68-0571584
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

516 W. Shaw Avenue # 103, Fresno, CA 93704
(Address of principal executive offices)

(559) 224-6000
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 16, 2008, the Board of Directors of Pro Travel Network, Inc. (the “Company”) adopted the 2008 Stock Incentive Plan. The Plan is intended to secure for the Company and its Affiliates the benefits arising from ownership of the Company's Common Stock by the Employees, Officers, Directors, Regional and National Training Directors and Consultants of the Company and its Affiliates, all of whom are and will be responsible for the Company's future growth. The Plan is designed to help attract and retain for the Company and its Affiliates personnel of superior ability for positions of exceptional responsibility, to reward Employees, Officers, Directors, Regional and National Training Directors and Consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its Affiliates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Pro Travel Network 2008 Stock Incentive Plan
99.2 Press Release dated September 30, 2008, announcing 2008 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO TRAVEL NETWORK, INC.

By:	/s/ Paul Henderson
Name: Paul Henderson
Title: Chief Executive Officer and President
Date: September 30, 2008